AUTODESK, INC.
1998 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN
(As Amended and Restated Effective June 12, 2018)
The following constitute the provisions of the 1998 Employee Qualified Stock Purchase Plan, as amended and restated (herein called the “Plan”) of Autodesk, Inc. (herein called the “Company”).
1.Purpose. The purpose of the Plan is to provide employees of the Company and Designated Companies with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The Plan consists of the Section 423 Plan and the Non-423 Plan. The Company intends that the Section 423 Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section), and the Section 423 Plan shall be construed accordingly. The Non-423 Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and is intended to ensure certain grants to Employees employed by Designated Companies outside the U.S. achieve tax, securities law, or other objectives.
2.    Definitions.
(a)    “Affiliate” shall mean a corporation, partnership, joint venture or other business entity, or branch of such business entity, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or an Affiliate.
(b)    “Applicable Laws” shall mean the laws and regulations relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.
(c)    “Board” shall mean the Board of Directors of the Company.
(d)    “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(e)    “Committee” shall mean the Compensation Committee of the Board or any subcommittee appointed by the Board or Committee pursuant to Section 14(f) to administer the Plan.
(f)    “Common Stock” shall mean the Common Stock, par value $0.01 per share, of the Company.
(g)    “Company” shall mean Autodesk, Inc., a Delaware corporation.
(h)    “Compensation” shall mean all regular straight time earnings or salary (including 13th/14th month payments or similar concepts under Applicable Law), payments for overtime, shift premium and commissions, payments for paid time off, and any portion of such amounts voluntarily deferred or reduced by the Employee (i) under any employee benefit plan of the Company or a Subsidiary or Affiliate available to all levels of employees on a non-discriminatory basis upon satisfaction of eligibility requirements, and (ii) under any executive deferral plan of the Company (provided such amounts would not otherwise have been excluded had they not been deferred). Compensation shall be limited to such amounts actually payable in cash or deferred during the Offering Period. Compensation shall not include: (x) sign-on bonuses, annual or other incentive bonuses, profit-sharing distributions or other incentive-type payments, (y) payments in lieu of notice, payments pursuant to a severance agreement, termination pay, moving allowances, relocation payments, or (z) any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase, stock option or other stock-based compensation plan, or any other compensation not expressly included by this Section. The Committee shall have discretion to determine the application of this definition to Employees outside the U.S.

(i)    “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.
(j)    “Designated Company” shall mean any Subsidiary or Affiliate, whether now existing or existing in the future, that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan. The Committee may designate Subsidiaries or Affiliates as Designed Companies in the Non-Section 423 Plan. For purposes of the Section 423 Plan, only the Company and its Subsidiaries may be Designated Companies, provided, however, that at any given time, a Subsidiary that is a Designated Company under the Section 423 Plan will not be a Designated Company under the Non-423 Plan.
(k)    “Employee” shall mean any person, including an officer, who is providing services to and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Company or a Designated Company, or any lesser number of hours per week and/or number of months in any calendar year established by the Committee (if required under Applicable laws) under the Non-423 Plan.
(l)    “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, from time to time, or any successor law thereto, and the regulations promulgated thereunder.
(m)    “Exercise Date” shall mean the last Trading Day of each Exercise Period (or such other Trading Day as the Committee shall determine).
(n)    “Exercise Period” shall mean a period of time within an Offering Period, as may be specified by the Committee in accordance with the Plan, generally beginning on the Offering Date and ending on a Exercise Date. An Offering Period may consist of one or more Exercise Periods.
(o)    “Offering” shall mean an offer of an option to purchase shares of Common Stock under the Section 423 Plan or the Non-423 Plan during an Offering Period. Unless otherwise specified by the Committee, each Offering to the Employees of the Company or a Designated Company shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each such Offering. With respect to the Section 423 Plan, the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy Section 423 of the Code and the U.S. Treasury Regulations thereunder; a Non-423 Plan Offering need not satisfy such regulations.
(p)    “Offering Date” shall mean the first Trading Day of each Offering Period of the Plan.
(q)    “Offering Period” shall mean the periods established in accordance with the Plan during which options to purchase shares of Common Stock may be granted and Shares of Common Stock may be purchased on one or more Exercise Dates. The duration and timing of Offering Periods may be changed pursuant to the Plan.
(r)    “Plan” shall mean this 1998 Employee Qualified Stock Purchase Plan, as amended and restated and as may be further amended from time to time.
(s)    “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.
(t)    “Trading Day” means a day on which the principal exchange that shares of Common Stock are listed on is open for trading.
3.    Eligibility.
(a)    Any Employee as defined in Section 2 who shall be employed by the Company as of the date specified by the Committee (as defined in Section 14) shall be eligible to participate in the Plan, subject to limitations imposed by Section 423(b) of the Code.

(b)    Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) which permits such Employee’s rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars (US$25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.
4.    Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the Offering Date of the relevant Offering Period and terminating on the last Trading Date of the relevant Offering Period. Unless and until the Committee determines otherwise in its discretion, each Offering Period shall have a duration of twenty-four (24) months and consist of four (4) consecutive six (6)-month Exercise Periods. The Committee will have the authority to establish additional or alternative sequential or overlapping Offering Periods, a different number of Exercise Periods within an Offering Period, a different duration for one or more Offering Periods or Exercise Periods or different commencement or ending dates for such Offering Periods with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter, provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months.
5.    Participation.
(a)    An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company and filing it online via the employee portal or with the Company’s payroll office within the period specified by the Committee for the applicable Offering Period, unless a later or earlier time for filing the subscription agreement is set by the Committee for all eligible Employees with respect to a given Offering.
(b)    Payroll deductions for a participant shall continue at the rate specified in the subscription agreement throughout the Offering Period with automatic re-enrollment for the subsequent Offering Period at the same rate specified in the original subscription agreement, subject to any change in subscription rate made pursuant to Section 6(c), unless sooner terminated by the participant as provided in Section 10.
6.    Payroll Deductions.
(a)    At the time a participant files his or her subscription agreement, such participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding fifteen percent (15%) of his or her Compensation on each payroll date. The aggregate of such payroll deductions during any Offering Period shall not exceed fifteen percent (15%) of his or her aggregate Compensation during said Offering Period.
(b)    All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account. Notwithstanding the foregoing, in the event of an administrative error by the Company the result of which a participant’s payroll deductions are not credited to his or her account in accordance with such participant’s election made pursuant to Section 6(a) above, the Company may permit a participant to make a payment to his or her account prior to the next scheduled Exercise Date provided such contributions do not cause such participant’s aggregate credits to his or her account to exceed fifteen percent (15%) of his or her aggregate Compensation for the Offering Period with respect to which such administrative error was made.
(c)    A participant may discontinue his or her participation in the Plan as provided in Section 11, or may decrease the rate of his or her payroll deductions at any time during the Offering Period by completing or filing with the Company a form provided by the Company notifying the payroll office of such withdrawal or reduction of withholding rate. The decrease in rate shall be effective as of the next pay date following receipt of the form or at such other time as the Company and the participant may agree. A participant may increase the rate of his or her payroll deductions during an Offering Period within such time frame as determined by the Board or Committee from time to time.

7.    Grant of Option.
(a)    On the Offering Date of each Offering Period, each eligible Employee participating in the Plan shall be granted an option to purchase on each Exercise Date during such Offering Period (at the per share option price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions to be accumulated prior to such Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Exercise Date; provided that in no event shall an Employee be permitted to purchase during an Offering Period a number of shares in excess of a number determined by dividing US$50,000 by the fair market value of a share of the Company’s Common Stock on the Offering Date, subject to the limitations set forth in Sections 3(c) and 13 hereof. Fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 7(b) herein.
(b)    The option price per share of the shares offered in a given Exercise Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company’s Common Stock on a given date shall be the closing price as quoted on the Nasdaq Global Select Market.
8.    Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 11, his or her option for the purchase of shares will be exercised automatically on each Exercise Date of the Offering Period, and the maximum number of full shares subject to option will be purchased for him or her at the applicable option price with the accumulated payroll deductions in his or her account. During his or her lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.
9.    Delivery. As promptly as practicable after the Exercise Date of each Offering, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. Any cash remaining which is insufficient to purchase a full share of Common Stock at the termination of each Exercise Period or any amount remaining in a participant’s account in excess of the amount that may properly be applied to the purchase of shares of Common Stock due to the limitations under the Plan shall be refunded to the participant.
10.    Automatic Transfer to Low Price Offering Period. To the extent that the Committee establishes Offering Periods with more than one Exercise Period in each Offering Period and the fair market value of the Company’s Common Stock is lower on an Exercise Date than it was on the first Offering Date for that Offering Period, all Employees participating in the Plan on the Exercise Date shall be deemed to have withdrawn from the Offering Period immediately after the exercise of their option on such Exercise Date and to have enrolled as participants in a new Offering Period which begins on or about the day following such Exercise Date.
11.    Withdrawal; Termination of Employment.
(a)    A participant may withdraw all but not less than all the payroll deductions credited to his or her account under the Plan at any time prior to the Exercise Date of the Offering Period by giving written notice to the Company. All of the participant’s payroll deductions credited to his or her account will be paid to him or her at the next pay date after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period.
(b)    Upon termination of the participant’s Continuous Status as an Employee prior to the Exercise Date for any reason, including retirement or death, the payroll deductions credited to his or her account will be returned to the participant’s or, in the case the of participant’s death, to the participant’s estate, and his or her option will be automatically terminated.
(c)    A participant’s withdrawal from an Offering will not have any effect upon his or her eligibility to participate in a succeeding Offering or in any similar plan which may hereafter be adopted by the Company.
12.    Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

13.    Stock.
(a)    The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 10,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. For avoidance of doubt, the foregoing number of reserved shares of Common Stock may be used to satisfy purchases of shares of Common Stock under either the Section 423 Plan or Non-423 Plan. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof on the Exercise Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.
(b)    The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.
(c)    Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.
14.    Administration.
(a)    The Plan shall be administered by the Board or the Committee. Notwithstanding anything in the Plan to the contrary, subject to Applicable Laws, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.
(b)    All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any option shall be determined by the Board or the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or the option, unless fraudulent or made in bad faith. Subject to the provisions of the Plan, the Board or the Committee shall determine all of the relevant terms and conditions of options; provided, however, that all Employees granted options pursuant to an Offering under the Section 423 Plan shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. Any and all actions, decisions and determinations taken or made by the Board or the Committee in the exercise of its discretion pursuant to the Plan or any agreement thereunder (other than determining questions of interpretation pursuant to the second sentence of this Section 14(b)) shall be final, binding and conclusive upon all persons having an interest therein.
(c)    The Board or the Committee shall have the power, in its discretion, to adopt one or more sub-plans of the Plan as the Committee deems necessary or desirable to comply with Applicable Laws, tax policy, accounting principles or custom of foreign jurisdictions applicable to Employees, provided that any such sub-plan shall be within the scope of the Non-423 Plan or, to the extent consistent with Section 423 of the Code, in a separate Offering under the Section 423 Plan. Any of the provisions of any such sub-plan may supersede the provisions of this Plan, other than Section 13. Except as superseded by the provisions of a sub-plan, the provisions of this Plan shall govern such sub-plan.
(d)    The Board or Committee shall have the power, in its discretion, to establish separate, simultaneous or overlapping Offerings having different terms and conditions and to designate the Designated Company or Companies that may participate in a particular Offering, provided that each Offering under the Section 423 Plan shall individually comply with the terms of the Plan and the requirements of Section 423(b)(5).
(e)    Without regard to whether any Employee’s option may be considered adversely affected, the Company may, from time to time, consistent with the Plan, and with the requirements of Section 423 of the Code in the case of the Section 423 Plan, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, (i) any minimum or maximum amount of contributions a participant may make in an Offering Period or other specified period under the applicable Offering, (ii) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (iii) conversion of local currency, (iv) determination of the date and manner by which the fair market value of a share of Common Stock is determined for purposes of administration of the Plan, (v) the handling of payroll deductions, (vi) establishment of bank, building society or trust accounts to hold payroll deductions or contributions, (vii) payment of interest, (viii) obligations to pay payroll tax, (ix) determination of beneficiary designation requirements, (x) withholding procedures and (xi) handling of share issuances. The Board or Committee are further authorized to take any action that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Board or its Committee may not take any actions hereunder that would violate Applicable Laws or cause Offerings under the 423 Plan not to comply with Section 423 of the Code.
(f)    To the extent not prohibited by Applicable Laws, the Board or Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee, or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this section.
(g)    Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:
(i)    Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.
(ii)    No member of the Board who is eligible to participate in the Plan may be a member of the Committee.
15.    Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11.
16.    Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
17.    Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participants annually, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance refunded or to be refunded, if any.
18.    Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number or value of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number or value of shares of Common Stock effected without receipt of consideration by the Company (excluding a regular cash dividend); provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board or Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the option will terminate upon the expiration of such period.
The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.
19.    Amendment or Termination. The Board may at any time terminate or amend the Plan, including (without limitation) shortening an Offering Period in connection with a spin-off or other similar corporate event. Subject to the foregoing, no such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant, unless such termination or amendment is necessary or advisable to comply with Applicable Laws. In addition, to the extent necessary to comply with Rule 16b-3 under the Act or under Section 423 of the Code (or any successor rule or provision or any other Applicable Law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.
20.    Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
21.    Stockholder Approval. Any required approval by the stockholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder.
22.    Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all Applicable Laws, including, without limitation, the Securities Act of 1933, as amended, or the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
23.    Code Section 409A. The Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Committee may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without a participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Committee would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.
24.    Tax Qualification. Although the Company may endeavor to (i) qualify an option to purchase shares of Common Stock for favorable tax treatment under the laws of the U.S. or jurisdictions outside the U.S. or (ii) avoid adverse tax treatment (e.g., under Code Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 23 above. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Employees under the Plan.
25.    Governing Law. Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of U.S. federal law, this Plan shall be construed in accordance with the laws of the State of California, without giving effect to the conflict of laws principles thereof.
26.    Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Employee, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Employee as if the invalid, illegal or unenforceable provision had not been included.
27.    Taxes. At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), a participant must make adequate provision for the Company’s or employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the employer may, but will not be obligated to, withhold from a participant’s compensation the amount necessary for the Company or the employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee. In addition, the Company or the employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423‑2(f).